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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

FOSTER WHEELER LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

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FOSTER WHEELER LTD.

NOTICE OF ANNUAL SHAREHOLDER MEETING
PERRYVILLE CORPORATE PARK
CLINTON, NEW JERSEY 08809-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2003

The annual meeting of shareholders of Foster Wheeler Ltd. will be held at the offices of Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey, on April 29, 2003, at 9:30 a.m. for the following purposes:

1.	To elect three directors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Foster Wheeler Ltd.’s independent accountants for 2003.

3.	To address any other matters that properly come before the annual meeting and any adjournments or postponements of the annual meeting.

All holders of record of Foster Wheeler Ltd. common shares at the close of business on March 5, 2003, are entitled to notice of, and to vote at the meeting and any postponements or adjournments of the meeting.

Admission to the annual meeting will be by ticket only. If you are a registered shareholder planning to attend the meeting, please check the appropriate box on the proxy card or, if you vote by Internet or telephone, indicate your plans to attend when prompted. In all cases, retain the bottom portion of the proxy card as your admission ticket to the meeting. If you are a shareholder whose shares are held through an intermediary such as a bank or broker, follow the instructions in the proxy statement to obtain a ticket.

By Order of the Board of Directors

LISA FRIES GARDNER
Vice President & Secretary
April 4, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET AS DESCRIBED ON YOUR PROXY CARD. SHAREHOLDERS WHO EXPECT TO ATTEND THE MEETING IN PERSON SHOULD CHECK THE APPROPRIATE BOX ON THE PROXY CARD OR INDICATE YOUR ATTENDANCE WHEN VOTING BY INTERNET OR TELEPHONE.

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FOSTER WHEELER LTD.
PERRYVILLE CORPORATE PARK
CLINTON, NEW JERSEY 08809-4000

PROXY STATEMENT

For the 2003 Annual Meeting of Shareholders
to be held April 29, 2003

GENERAL INFORMATION

This proxy statement is furnished to shareholders in connection with the solicitation of proxies on behalf of the board of directors of Foster Wheeler Ltd. (hereinafter the “Company” or “Foster Wheeler”) to be voted at the Company’s Annual Meeting of Shareholders to be held on April 29, 2003, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the accompanying proxy are being sent to shareholders on or about April 4, 2003.

Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the board of directors. A proxy may be revoked by signing another proxy card with a later date and returning it to us prior to the meeting, voting again by telephone or on the Internet prior to the meeting, or attending the meeting in person and casting a ballot.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2002 is enclosed with this proxy statement. In addition, the Annual Report on Form 10-K is also available on Foster Wheeler’s web site at http://www.fwc.com.

The board of directors has fixed the close of business on March 5, 2003, as the record date for determination of shareholders entitled to notice of and to vote at the meeting or adjournments thereof. As of March 5, 2003, the outstanding voting securities of the Company consist of 40,771,560 common shares, $1.00 par value, holders of which are entitled to one vote per share.

Admission to the annual meeting will be by ticket only. For registered shareholders, the bottom portion of the proxy card enclosed with the proxy statement is your annual meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets by writing to the Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey, 08809-4000, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your stock, confirming beneficial ownership.

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ANNUAL MEETING

Time, Date and Place

The annual meeting of Foster Wheeler shareholders will be held at 9:30 a.m. on Tuesday, April 29, 2003, at the offices of the Company located at Perryville Corporate Park, Clinton, New Jersey.

Record Date

Only shareholders of record at the close of business on March 5, 2003, as shown in Foster Wheeler’s records, will be entitled to vote, or to grant proxies to vote, at the annual meeting.

Voting Procedure

Pursuant to the Securities and Exchange Commission Rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote ‘‘for,’’ ‘‘against’’ or ‘‘abstain’’ on a proposal, or to withhold authority to vote for one or more of the nominees for director. The Company’s bye-laws require the presence of a quorum for the annual meeting.

Quorum

The presence, in person or by proxy, of shareholders holding a majority of the outstanding shares of Foster Wheeler common shares entitled to vote at the annual meeting will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum at the annual meeting for the transaction of business.

Proxies

A proxy card was sent to each Foster Wheeler shareholder who held shares as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of three ways which are explained in the next section entitled “How You Can Vote”. If you hold shares through someone else, such has a stockbroker, in the name of a bank, or other nominee, you will receive voting instructions from that firm. Check the voting form provided to you to see if they offer Internet or telephone voting.

If you have timely submitted a properly executed proxy and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy and have not clearly indicated your votes, your shares will be voted “FOR” the election of the three nominees as directors, and to approve the ratification of PricewaterhouseCoopers LLP as independent accountants.

If any other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on these matters in accordance with their best judgment.

How You Can Vote

You may vote by proxy or in person at the meeting. If your shares are held in your name, you can vote by proxy in three convenient ways:

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Vote By Telephone:

You can vote your shares by telephone by calling toll-free 1-800-435-6710. You will need to provide the 11-digit control number contained on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote instructions have been properly recorded. In order for your vote to be represented at the annual meeting, your vote must be received by 11:00 p.m. Eastern Time the business day prior to the annual meeting. You can also consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by telephone, you do NOT need to return your proxy card. If you plan to attend the meeting, please retain the bottom portion of the proxy card as your admission ticket and please respond to the question asking whether you plan to attend the annual meeting.

Vote By Internet:

You can also choose to vote on the Internet. The web site for voting is http://www.eproxy.com/fwc. You will need to provide the 11-digit control number contained on your proxy card. Internet voting is available 24 hours a day, seven days a week. In order for your vote to be represented at the annual meeting, your vote must be received by 11:00 p.m. Eastern Time the business day prior to the annual meeting. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by Internet, you do NOT need to return your proxy card. If you plan to attend the meeting, please retain the bottom portion of the proxy card as your admission ticket and please respond to the question asking whether you plan to attend the annual meeting.

Vote By Mail:

If you choose to vote by mail, mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you misplaced your business reply envelope, you should mail your proxy card to Mellon Investor Services, Proxy Processing, P.O. Box 3550, South Hackensack, New Jersey 07606-9250. If you plan to attend the meeting, please retain the bottom portion of the proxy card as your admission ticket.

If you hold your Foster Wheeler shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Revocation of Proxy

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to Mellon Investor Services LLC prior to the meeting, (b) voting again by telephone or on the Internet prior to the meeting, or (c) attending the meeting in person and casting a ballot. If you hold your Foster Wheeler shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

Validity

The inspectors of election will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of proxies. Their determination will be final and binding. The board of directors of Foster Wheeler has the right to waive any irregularities or conditions as to the manner of voting. Foster Wheeler may accept your proxy by any form of communication so long as the Company is reasonably assured that the communication is authorized by you.

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Solicitation of Proxies

The expense of preparing, printing and mailing this proxy statement and the accompanying material will be borne by the Company. Solicitation of individual shareholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by officers and regular employees of the Company who will receive no additional compensation for such activities. In addition, the Company has retained Georgeson Shareholder Communications Inc. to solicit proxies from brokers and nominees at a cost of $5,800 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

Requisite Vote

Election of the nominees for director requires a plurality of the votes cast at the annual meeting, assuming there is a quorum at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Ratification of the Company’s independent accountants requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the ratification of the Company’s independent accountants.

ITEM 1
ELECTION OF DIRECTORS

In accordance with the Company’s bye-laws and pursuant to a resolution adopted by the board of directors on February 26, 2002, the board of directors was divided into three classes, with one class of directors to be selected each year for a three year term. The board of directors specifically arranged the classes of directors in order to give shareholders the earliest opportunity to vote on directors who had not previously stood for election.

The term of directors in one class expires in 2003. Pursuant to a recommendation by the Company’s Governance and Nominating Committee, the board of directors has unanimously nominated Messrs. John P. Clancey, John E. Stuart, and James D. Woods as nominees for the election to the board of directors for terms expiring in 2006. Mr. David J. Farris and Ms. Constance J. Horner, who are both currently directors whose terms expire in 2003, have chosen not to stand for re-election. The Company is grateful to Mr. Farris and Ms. Horner for their guidance and contributions during their tenure on the board of directors.

The proxy agents of the board of directors intend to vote for the election of the nominees named below, unless instructed otherwise. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the board of directors will either reduce the size of the board, or select substitute nominees after identifying suitable candidates. The bye-laws provide that the board of directors shall consist of not less than three and not more than twenty directors as shall be fixed from time to time by the board. The board of directors has resolved that as of April 29, 2003, eight directors will comprise the full board.

Following is the name, principal occupation, age, and certain other information, as of March 5, 2003, for each director nominee and other directors serving unexpired terms.

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Nominees for Election at this Meeting

John P. Clancey

Mr. Clancey is Chairman of Maersk Sealand, a transportation provider, and has held such office since December 1999. From August 1991 to December 1999, he was the President and Chief Executive Officer of Sea-Land Service Inc., a transportation provider. He is also a director of UST Inc. Mr. Clancey, who is 57 years old, became a director of the Company in 1999.

John E. Stuart

Mr. Stuart is the former Chairman and Chief Executive Officer of LogicStream, an Internet managed services provider. From November 1999 to June 2000, he was Chief Executive Officer of StorNet, a nationwide value-added systems integrator. He previously was Chairman and Chief Executive Officer of IKON Office Solutions, a provider of office products, from January 1997 to July 1998. Mr. Stuart, who is 59 years old, became a director of the Company in 1997.

James D. Woods

Mr. Woods is the Chairman Emeritus and retired Chief Executive Officer of Baker Hughes Incorporated. Previously, he was Chief Executive Officer of Baker Hughes from April 1987 and Chairman from January 1989, in each case until January 1998. He is also a director of United States Energy Co. (USEC), ESCO Technologies, Integrated Electrical Services, OMI Corporation, and Varco International. Mr. Woods, who is 71 years old, became a director of the Company in September 2002.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED NOMINEES.

Similar Information on Continuing Directors

Eugene D. Atkinson

Mr. Atkinson is a Managing Partner with RHJ Industrial Partners, a private equity firm. He was previously a Limited Partner with Goldman, Sachs & Co., an investment banking provider, and Chairman of Goldman Sachs (International) from December 1990 to May 1999. Mr. Atkinson, who is 58 years old, became a director of the Company in 1995. His term will expire in 2004.

Martha Clark Goss

Ms. Goss is the Chief Financial Officer of Blaqwell, Inc., a firm which provides strategic business consulting services to law firms, and in-house general counsel. From 1999 to 2001 she was the Chief Financial Officer of The Capital Markets Company, a provider of global business and technology solutions. From 1995 to 1999, she was Vice President and Chief Financial Officer of Booz, Allen & Hamilton Inc., a management consulting firm. Ms. Goss, who is 53 years old, became a director of the Company in 1994. Her term will expire in 2004.

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Victor A. Hebert

Mr. Hebert is a Member of the law firm Heller Ehrman White & McAuliffe LLP, which he joined in 1962. He is a Director and Deputy Chairman of London Pacific Group Limited, a financial services company. Mr. Hebert, who is 65 years old, became a director of the Company in February 2002. His term will expire in 2005.

Joseph J. Melone

Mr. Melone is the former President and Chief Executive Officer of The Equitable Companies Inc. and the former Chairman and Chief Executive Officer of The Equitable Life Assurance Society of the United States, a provider of insurance and financial services. He is also a director of BISYS Group, Inc. and Horace Mann Educators Corporation. Mr. Melone, who is 71 years old, became a director of the Company in September 1988. His term will expire in 2005.

Raymond J. Milchovich

Mr. Milchovich has been the Chairman, President and Chief Executive Officer of the Company since October 2001. Formerly, he was the Chairman, President and Chief Executive Officer of Kaiser Aluminum Corporation, a leading producer and marketer of alumina, aluminum and aluminum fabricated products, and Kaiser Aluminum & Chemical Corporation (“KACC”) since January 2000. Mr. Milchovich was President of Kaiser Aluminum Corporation and KACC since July 1997. He also served as Chief Operating Officer of Kaiser Aluminum Corporation and KACC from July 1997 through May and June 2000, respectively. Prior to that time, he held several executive positions with Kaiser Aluminum Corporation and its subsidiaries. He is a director of Nucor Corporation. Mr. Milchovich, who is 53 years old, became a director of the Company in October 2001. His term will expire in 2005.

Other Matters

Victor A. Hebert, a director of the Company, is a member of the law firm Heller Ehrman White & McAuliffe LLP. The Company paid Heller Ehrman White & McAuliffe LLP $1,481.76 in 2002 for services rendered by the firm.

Ownership of Common Shares by Directors and Executive Officers

The following table sets forth, as of March 5, 2003, beneficial ownership of Foster Wheeler common shares by each director or director nominee, by each executive officer and former officer named in the Summary Compensation Table in this proxy statement and by all directors and executive officers as a group. The beneficial ownership of all directors and executive officers as a group is 3.02 percent of the outstanding shares.

	Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Current Beneficial Holdings (1)		Shares Subject to Options (2)	Stock Units (3)	Total	Percentage of Class

Eugene D. Atkinson	10,000		19,000	2,293	31,293	*
Henry E. Bartoli	10,989	(4)	207,500	0	218,489	*
Bernard H. Cherry	0		0	0	0	*
John P. Clancey	3,500		9,000	51,652	64,152	*
Joseph T. Doyle	15,000		0	0	15,000	*

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	Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Current Beneficial Holdings (1)		Shares Subject to Options (2)	Stock Units (3)	Total	Percentage of Class

Martha Clark Goss	5,042		21,000	2,293	28,335	*
Victor A. Hebert	7,000		0	22,574	29,574	*
Robert D. Iseman	10,347		55,000	0	65,347	*
Joseph J. Melone	26,500		23,000	74,723	124,223	*
Raymond J. Milchovich	1,000		447,513	0	448,513	1.1%
Thomas R. O’Brien	6,573		96,667	0	103,240	*
Gilles A. Renaud	15,000	(4)	128,153	0	143,153	*
John E. Stuart	3,000		15,000	24,191	42,191	*
James D. Woods	15,000		0	1,300	16,300	*
All directors and executive officers as a group (19 persons)	133,887		1,097,000	179,027	1,409,914	3.02%

(1)
The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. 15,000 shares owned by Mr. Doyle have restrictions on the sale of such shares.

(2)
Represents shares that may be acquired currently or within 60 days after March 5, 2003 through the exercise of stock options pursuant to the 1984 Stock Option Plan of Foster Wheeler Inc., the 1995 Stock Option Plan of Foster Wheeler Inc. and/or the Foster Wheeler Inc. Directors’ Stock Option Plan. All of these options are for exercise prices above the market price of Foster Wheeler common shares on March 5, 2003.

(3)
Represents share units held under the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan for non-employee directors (referred to below under the caption “Compensation of Directors”). Only non-employee directors are eligible to participate in this Plan.

(4)						Represents the number of shares at the time he left the Company.

*						Owns less than of 1%.

Amount and Nature of Beneficial Ownership

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and any persons who own more than 10% of the Company’s shares, to file reports of holdings and transactions in Foster Wheeler shares with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that in 2002 our directors and executive officers met all applicable Securities and Exchange Commission filing requirements.

Certain Beneficial Owners

We have been advised that the following are beneficial owners of more than five percent of the outstanding common shares:

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common	Wellington Management Company, LLP 75 State Street, Boston, MA 02109	5,478,400	(1)	13.44%

Common	Abdullah R. Al-Rushaid P. O. Box 31685 Al Khobar 31952 Saudi Arabia	4,077,156	(2)	10.00%

Common	Dimensional Fund Advisors Inc. (“Dimensional”) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,956,100	(3)	7.25%

Common	The Hartford Mutual Funds, Inc. on behalf of The Hartford Capital Appreciation Fund (“Hartford”) 200 Hopmeadow Street Simsbury, CT 06089	2,854,300	(4)	7.00%

(1)
As reported on a Schedule 13G filed with the SEC on February 12, 2003. Wellington Management Company, LLP, a parent holding company and a registered investment advisor, is deemed to be the beneficial owner with shared voting power and shared dispositive power of the reported shares as a result of acting as an investment advisor to various clients including The Hartford Capital Appreciation HLS Funding, Inc. which has 5% or more of the class of securities.

(2)				As reported on a Schedule 13G filed with the SEC on September 13, 2002. Mr. Al-Rushaid is deemed to be the beneficial owner with sole voting power and sole dispositive power of the reported shares.

(3)
As reported on a Schedule 13G filed with the SEC on February 12, 2003. Such filing indicates that Dimensional, a registered investment advisor, has sole voting and dispositive power as to 2,956,100 shares but disclaims beneficial ownership.

(4)
As reported on a Schedule 13G and filed with the SEC on February 7, 2003. Hartford, a registered investment company, is deemed to be the beneficial owner with shared voting and dispositive power of the reported shares.

Involvement in Certain Legal Proceedings

Mr. Doyle was the former Executive Vice President and Chief Financial Officer of U.S. Office Products Company from 1998 to 2001. U.S. Office Products Company and all of its U.S. subsidiaries other than Mail Boxes Etc., Mail Boxes USA, Inc. and Global MailBox Express LLC filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court on March 5, 2001.

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Mr. Milchovich was the former President and Chief Executive Officer of Kaiser Aluminum Corporation from December 1999 to October 2001. Kaiser Aluminum Corporation commenced a voluntary petition under Chapter 11 of the United States Bankruptcy Code on February 12, 2002.

Compensation of Executive Officers

Report of the Compensation Committee on Executive Compensation

The Compensation Committee establishes the salaries and other compensation of the Company’s executive officers. The Committee consists entirely of independent directors who are not officers or employees of the Company.

The Company’s executive compensation consists of salaries and annual incentive awards and is designed to

•	attract and retain highly qualified executives to manage the Company’s business, and
•	reward those executives if their performance and the Company’s results so warrant.

The Compensation Committee has considered the effects of certain provisions of the federal income tax laws relative to the deductibility of compensation to executive officers exceeding $1 million. The Compensation Committee has determined that there is no material impact on the Company at this time as a result of these provisions.

Base Salary

As part of its consideration relative to salary, the Compensation Committee reviews data for executives in similar positions in comparable companies as provided by an independent consultant and by the Company’s staff, and in consultation with the Chief Executive Officer establishes a salary range for each executive. Comparable companies are those of similar size as well as those providing similar services and products to similar markets and customers. The Chief Executive Officer then proposes to the Compensation Committee a specific salary, within that range, for each executive. The Compensation Committee considers that proposal, and then recommends a salary for each executive to the board for its consideration and approval. The Compensation Committee similarly recommends a salary within the appropriate range for the Chief Executive Officer, but without the participation of the Chief Executive Officer. In determining such salaries, the performance of each such executive, his or her experience and the performance of the business unit for which he or she is responsible, as well as performance of the Company as a whole, are all taken into account. The Company does not have a policy to predetermine specific compensation relative to the compensation paid by other companies. Actual salaries of the Chief Executive Officer and other officers were neither the highest nor lowest of salaries paid to officers of comparable companies.

Annual Incentive

In 2002 the Compensation Committee adopted the Foster Wheeler Annual Incentive Plan for 2002 and Subsequent Years. Pursuant to the Annual Incentive Plan, the Chief Executive Officer of the Company designates certain employees of the Company and the Company’s affiliates as eligible to receive awards under the Annual Incentive Plan. The Chief Executive Officer then submits to the Compensation Committee, (i) the employees eligible for awards, (ii) the amount of the recommended award (by individual or class of individuals and stated as a dollar amount or a percentage of base pay), and (iii) any factors that should be considered by the Compensation Committee or the board in their determinations. The Compensation Committee then considers the Chief Executive Officer’s recommendations and may approve the

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recommendation with respect to any or all recommended employees, approve an award of a different amount for any or all recommended employees or deny awards to any or all recommended employees. Any awards approved by the Compensation Committee are then submitted to the board for approval. Awards are limited to a maximum of 150% of the employee’s base pay.

Chief Executive Officer Compensation

All aspects of Mr. Milchovich’s 2002 compensation were governed by his employment agreement and his future compensation will be determined in accordance with the conditions of his employment agreement. The terms of Mr. Milchovich’s employment agreement are set forth in this proxy statement in the section titled “Employment Agreements and Termination of Employment and Change-in-Control Arrangements”. The Compensation Committee and the full board of directors approved Mr. Milchovich’s employment agreement after an extensive search had been conducted by the board of directors with the assistance of an executive search firm. Mr. Milchovich’s compensation was determined based upon a review of competitive industry compensation levels, his compensation arrangement with his previous employer, and the overall compensation package required to attract someone of Mr. Milchovich’s caliber to the Company.

Compensation Committee:
Joseph J. Melone, Chairman
Eugene D. Atkinson	Martha Clark Goss
David J. Farris	John E. Stuart

At a Compensation Committee meeting held on February 19, 2003, the Committee recommended bonuses for certain key executive officers and other high-performing employees. At its February 28, 2003 meeting, the board of directors did not award bonuses based on the financial performance of the Company during fiscal year 2002. The board approved a grant of retention awards to certain key high-performing employees to incentivize them to continue employment with the Company in fiscal year 2003.

Board of Directors:
Raymond J. Milchovich, Chairman
Eugene D. Atkinson	Constance J. Horner
John P. Clancey	Joseph J. Melone
David J. Farris	John E. Stuart
Martha Clark Goss	James D. Woods
Victor A. Hebert

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Foster Wheeler’s Audit Committee (the “Audit Committee”) operates under a written charter adopted and approved by the Board of Directors on July 30, 2002, which was amended and restated effective January 28, 2003 (the “Charter”). The Audit Committee and the board of directors amended the Charter in light of new requirements imposed by the Sarbanes-Oxley Act of 2002, regulations adopted or

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proposed by the Securities and Exchange Commission and regulations proposed by the New York Stock Exchange. A copy of the amended and restated Charter is attached as Appendix A to this proxy statement.

The Audit Committee consists of four directors, all of who are “independent” as defined by the Company’s Bye-Laws, the New York Stock Exchange and any other applicable law or regulatory requirements.

Each member of the Audit Committee is financially literate, within the meaning of the applicable rules of the New York Stock Exchange, as interpreted by the Company’s board of directors.  In addition, at least one member of the Audit Committee has accounting or related financial management expertise, within the meaning of the applicable rules of the New York Stock Exchange, as interpreted by the Company’s board of directors.

Pursuant to the Charter, which is reviewed annually, the Audit Committee assists the board in oversight of the accounting, auditing and financial reporting practices of the Company. Under the amended and restated Charter, the Audit Committee is also responsible for engaging and overseeing the Company’s independent accountants, approving the fees and services to be provided by the independent accountants and any other advisors, and reviewing and evaluating significant matters relating to the audit and internal controls of the Company.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent accountants are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures.

During fiscal 2002, the Audit Committee had eight meetings. Among other things, the Audit Committee:

(1)      reviewed and discussed the consolidated audited financial statements as of and for the year ended December 27, 2002 with management, the internal auditors and PricewaterhouseCoopers LLP (“PwC”). The board of directors, including the Audit Committee, received representations from management and an opinion of PwC as to conformity of the consolidated audited financial statements with generally accepted accounting principles;

(2)      discussed with PwC all matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended;

(3)      obtained from PwC a formal written statement describing all relationships between PwC and the Company that might bear on PwC’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with PwC any relationships that may have an impact on their objectivity and independence and satisfied itself as to PwC’s independence. The Audit Committee also considered whether the provision of non-audit services by PwC to the Company is compatible with maintaining PwC’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services;

(4)      discussed with the Company’s internal auditors and PwC the overall scope and plans of their respective audits. The Audit Committee met with the internal auditors and PwC with and without

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management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting; and

(5)      based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee’s role and responsibility described above and in the Charter, recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2002, for filing with the Securities and Exchange Commission. The Committee and the board also have recommended, subject to shareholder approval, the selection of PwC as the Company’s independent accountants.

Audit Fees

PwC billed the Company $2,949,000 for professional services rendered for the audit of the Company’s annual financial statements for 2002 and the reviews of the financial statements included in its quarterly reports on Form 10-Q for 2002.

Financial Information Systems Design and Implementation Fees

PwC did not render any professional services to the Company for financial information systems design and implementation in 2002.

All Other Fees

The aggregate fees billed for services rendered in 2002 by PwC to the Company, other than the services covered in the two preceding paragraphs (‘‘non-audit services’’), were $2,223,000, which was comprised of $1,160,000 for income tax services and $1,063,000 for audit related and business advisory services. No other services or consulting services were provided. Since August 15, 2002, the Audit Committee has pre-approved all non-audit services proposed to be performed by PwC. The Audit Committee considered the non-audit services provided by PwC to the Company and determined that the provision of those services is compatible with PwC maintaining its independence as the Company’s principal accountant.

The Audit Committee:
John E. Stuart, Chairman
John P. Clancey	Joseph J. Melone
Martha Clark Goss	David J. Farris

Committees of the Board

The board of directors of the Company has established standing committees to consider various matters and to make recommendations to the full board as to proposed courses of action for the board. Among the standing committees that have been established are the Audit Committee, the Compensation Committee, the Finance Committee, and the Governance and Nominating Committee.

The members of the Audit Committee are Mr. John E. Stuart, Chairman; Mr. John P. Clancey, Mr. David J. Farris, Ms. Martha Clark Goss and Mr. Joseph J. Melone. During fiscal 2002, this Committee held eight meetings. The Audit Committee provides advice and counsel to management regarding, and assists the board in the oversight of (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independence and qualifications of the Company’s independent auditors and (4) the performance of the Company’s internal audit function and the Company’s independent auditors. The Audit Committee is directly

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responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors. The functions of this Committee are to review and monitor the progress of the audit plans prepared by the independent accountants and internal auditors; to review compliance with Company policies; to annually review the status of any significant litigation; to review with the independent accountants and management the results of the audit, the Company’s financial statements and the Company’s system of internal accounting control; to pre-approve fees of the independent accountants; to review with management and the outside accountants the Company’s annual and quarterly financial statements and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Forms 10-K or 10-Q with the Securities and Exchange Commission, including a review of the items required by SAS 61 as in effect at that time in the case of the quarterly statements; to receive from the outside accountants the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside accountants; and to prepare a report each year concerning compliance with its charter for inclusion in the Company’s proxy statement. The Committee members meet in private with representatives of PricewaterhouseCoopers LLP, the Company’s independent accountants, at each Audit Committee meeting.

The Compensation Committee consists of Mr. Joseph J. Melone, Chairman; Mr. Eugene D. Atkinson, Mr. David J. Farris, Ms. Martha Clark Goss and Mr. John E. Stuart. During fiscal 2002, this Committee held four meetings. The functions of this Committee are to recommend to the board compensation arrangements for directors and executive officers, including approving specific benefits under such arrangements, to administer certain benefit plans for directors and executive officers and to review employee pension and welfare programs.

Following are the members of the Finance Committee: Mr. Eugene D. Atkinson, Ms. Martha Clark Goss and Ms. Constance J. Horner. Three meetings of this Committee were held during fiscal 2002. This Committee reviews a range of financial policies and plans including the consolidated financial results of the Company, the dividend policy, proposed securities issuances, and financial risk management policies and practices. The Committee also oversees pension plan investments and periodically reviews investor relations activities.

The members of the Governance and Nominating Committee are Mr. David J. Farris, Chairman; Mr. Eugene D. Atkinson, Ms. Constance J. Horner, Mr. Victor A. Hebert, Mr. Joseph J. Melone and Mr. James D. Woods. During fiscal 2002, this Committee held two meetings. The functions of this Committee include recommending to the board the appropriate structure and function of the board and its committees, recommending to the board the nominees for election as directors and officers, and the consideration of performance of incumbent directors and officers to determine whether to nominate them for re-election. The Committee will consider director nominees recommended by shareholders in accordance with the procedure set forth in this proxy statement under the caption ‘‘Proposals of Shareholders for the 2004 Annual Meeting.’’

Executive Sessions of the Board of Directors

The members of the board of directors meet in Executive Session after each meeting of the board. The Executive Sessions, which consist of all non-management directors, are chaired by Mr. Joseph J. Melone who was appointed the Executive Session Presiding Director by the board of directors.

Compensation of Directors

Twelve meetings of the board of directors were held during the last fiscal year. Each director attended at least 75% of the total number of meetings of the board and the board committees on which he

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or she served. Directors who are employees of Foster Wheeler received no additional compensation for their services as directors. Non-employee directors receive an annual retainer of $26,000 and an annual deferred award of 300 share units in accordance with the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan as set forth below. Each non-employee director receives $1,200 for each board meeting attended. In addition, each non-employee director receives $1,200 for each committee meeting attended; the committee chairman receives $2,000 for each such meeting.

Under the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan, each non-employee director receives a one time deferred award of 1,000 share units of the Company’s common shares upon commencement of his or her board term and is credited annually with units representing 300 shares of the Company’s common shares, such credit being made to an account maintained for each non-employee director. The Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan also permits non-employee directors to defer all or a portion of the retainer, board and committee meeting fees to which they are entitled. The Company makes a supplemental contribution equal to 15% of the retainer and meeting fees which are deferred and all such amounts are credited to the director’s deferred compensation account. Each director is fully vested in amounts credited to the director’s deferred compensation account, except that the one time deferred award of 1,000 share units does not vest until the director ceases to serve on the board and the annual award vests upon cessation from the board or the one-year anniversary of the award. The share units in the deferred compensation account or the equivalent cash amount, at the director’s option, with prior approval by the board of directors, are delivered to the director upon retirement or cessation of service on the board for good cause.

In addition, under the Deferred Compensation Plan for Directors, non-employee directors are permitted to defer all or part of their retainer or board and committee fees until their retirement or other termination of status as a director. Deferred amounts accrue interest at an annual rate equal to the rate charged by Wachovia Bank, N.A. for prime commercial loans of 90-day maturity. Under the Foster Wheeler Inc. Directors’ Stock Option Plan, as amended, which was previously approved by the shareholders, each director who is not an employee of the Company or one of its subsidiaries receives, following the annual meeting each year, a nonqualified option to purchase 3,000 shares of the Company’s common shares. Such options have ten-year terms and become exercisable beginning one year after the date of grant at an option exercise price equal to the fair market value of the shares on the date of grant.

Effective October 15, 2002, for a term of one year, the Company has obtained insurance policies through National Union Fire Insurance Company of Pittsburgh, Pennsylvania, Continental Casualty Company and Gulf Insurance Company in respect of indemnification of directors and officers. The scope of these policies is similar to coverage under prior policies held by the Company. The annual premium for this coverage is $1,000,000.

Summary Compensation Table

The following table sets forth information showing compensation paid or accrued by the Company and its subsidiaries during each of the Company’s last three fiscal years for the Chief Executive Officer (“CEO”), the four other most highly compensated executive officers of the Company at the end of the last completed fiscal year, and two individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as executive officers at the end of the last completed fiscal year.

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								Long Term Compensation

		Annual Compensation						Awards			Payouts

Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compen-sation ($)		Restricted Stock Awards ($)		Securities Underlying Options/ SARs (#)[1]	Long Term Incentive Payouts ($)	All Other Compen-sation ($)

R. J. Milchovich	2002	$848,400		$0		$90,256	[2]	$0		1,000,000	$0	$981,954	(3)
Chairman,	2001	$165,846	[4]	$500,000	[4]			$0		1,300,000	$0	$0
President & CEO
J.T. Doyle	2002	$199,000		$100,000	[5]	$47,764	[6]	$28,350	[7]	300,000	$0	$4,000	[8]
Senior Vice
President & CFO
B.H. Cherry [9]	2002	$75,000		$500,000	[9]	$0		$0		255,000	$0	$0
President &
CEO of Foster
Wheeler Power Group, Inc
T.R. O'Brien	2002	$338,000		$0		$0		$0		165,875	$0	$5,500	[8]
General	2001	$325,000		$0		$0		$0		15,000	$0	$5,100	[8]
Counsel &	2000	$312,000		$33,900		$0		$0		30,000	$176,100	$5,100	[8]
Senior Vice President
R. D. Iseman	2002	$264,000		$0		$0		$0		142,180	$0	$5,500	[8]
Vice President	2001	$242,000		$0		$0		$0		7,500	$0	$5,100	[8]
	2000	$232,000		$22,600		$0		$0		7,500	$117,400	$5,100	[8]
G. A. Renaud[10]	2002	$191,077		$160,000	[11]	$0		$0		0	$0	$365,500	[12]
Former Senior	2001	$415,000		$160,000	[11]	$0		$0		25,000	$0	$5,100	[8]
Vice President & CFO	2000	$307,692	[13]	$255,975	[11]	$0		$95,625		111,486	$44,025	$0
H. E. Bartoli[14]	2002	$197,759		$0		$0		$0		0	$0	$226,343	[15]
Former Senior	2001	$370,000		$0		$0		$0		25,000	$0	$5,100	[8]
Vice President	2000	$350,000		$123,700		$0		$0		60,000	$176,100	$5,100	[8]

1
The number of stock options reported for the year 2000 in the table includes the following options to the named individuals which are performance-related and do not become exercisable until nine years and six months after the date of the award: Mr. O’Brien—15,000 stock options and Mr. Iseman—7,500 stock options Performance options granted to Mr. Bartoli became vested upon leaving the Company and in accordance with his Separation Agreement.

2
In accordance with Mr. Milchovich’s Employment Agreement with the Company, he received the following grossed-up payments: (i) $42,880 for relocation expenses, (ii) $30,100 for country club membership fees and dues, (iii) $2,542 for financial planning, and (iv) personal use of a company vehicle — $12,339. He also received reimbursement for $2,395 for telecommunications for business in his home.

3	Mr. Milchovich received reimbursement for the following: (i) $3,064 for estate planning services, (ii) $14,882 for one-time legal fees associated with his commencement of employment with the Company, (iii) $140,300 for relocation shipping expenses and (iv) $21,000 for temporary living expenses. The Company pays an annual premium of $1,108 for an $800,000 life insurance policy for the benefit of Mr. Milchovich’s beneficiaries for as long as Mr. Milchovich is an employee of the Company. Mr. Milchovich will receive any cash surrender value under the policy. The Company also made certain payments to Mr. Milchovich relating to his home in Houston, Texas, including $119,600 for carrying costs and $682,000 for equity advances.

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4
Mr. Milchovich became an executive officer of the Company on October 22, 2001. His bonus was in accordance with his employment agreement as set forth in this proxy statement in the section titled “Employment Agreements and Termination of Employment and Change-in-Control Arrangements”. Mr. Milchovich’s annual salary will be governed by the terms of his employment agreement.

5	Mr. Doyle joined the Company on July 15, 2002, and received a $100,000 signing bonus on July 16, 2002.

6
In accordance with his Employment Agreement, Mr. Doyle received the following grossed-up payments: (i) reimbursement for financial planning and estate planning services ($8,473) and (ii) temporary living expenses ($39,291).

7
Restricted stock was granted to Joseph T. Doyle on July 15, 2002 in connection with his Employment Agreement. The amounts reported in the table for restricted grants represent the market value at the dates of grant, without giving effect to the diminution in value attributable to the restrictions on said shares. As of December 27, 2002, the aggregate number and market value (based on the closing share price on December 27, 2002) of Mr. Doyle’s restricted stock was $18,450. Mr. Doyle’s restricted stock award vests in equal annual installments over a 5-year period beginning on July 14, 2003.

8	Company match on employee 401(k) contribution.

9	Mr. Cherry joined Foster Wheeler Power Group, Inc. on November 4, 2002 and received a $500,000 signing bonus on October 10, 2002.

10
During part of fiscal 2002, Mr. Renaud was Senior Vice President and Chief Financial Officer. He left the Company effective May 21, 2002, pursuant to the terms of his Separation Agreement, further described in this proxy statement in the section titled, “Employment Agreements and Termination of Employment and Change-in-Control Arrangements”.

11	Mr. Renaud’s bonus was paid in accordance with the guaranteed bonus provision in his Employment Agreement with the Company.

12
Under his Separation Agreement, Mr. Renaud received the following payments: $240,992 for post termination wages (severance), $98,970 for the present value of his accrued benefit under the Company sponsored pension plan, $11,000 for estate and financial planning services and $14,538 for unused and accrued vacation.

13	Mr. Renaud received a cash bonus upon commencement of employment and a guaranteed year-end cash bonus in accordance with the terms of his employment agreement.

14
During part of fiscal 2002, Mr. Bartoli was Senior Vice President. He left the Company effective April 15, 2002, pursuant to the terms of his Separation Agreement, further described in this proxy statement in the section titled, “Employment Agreements and Termination of Employment and Change-in-Control Arrangements”.

15	Under the terms of Mr. Bartoli’s Separation Agreement, he received the following: (i) $177,908 for post termination wages (severance) and (ii) $48,435 for unused and accrued vacation.

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Options Granted

Following is a table dealing with stock option grants which were made to the named individuals during the last completed fiscal year. With the exception of the options granted to Mr. Milchovich, Mr. Doyle and Mr. Cherry, the options were granted pursuant to the terms of the Company’s Executive Compensation Plan and the 1995 Stock Option Plan of Foster Wheeler Inc., as amended and restated as of September 24, 2002, which provides that ten-year term options are to be awarded at market value on the date of the award. One-third of the options become exercisable after one year, two-thirds after two years and all of the options are exercisable after three years. Mr. Milchovich’s, Mr. Doyle’s and Mr. Cherry’s options were granted in connection with their employment agreements. The options were awarded at market value on the date of the award and expire ten years from the date of the grant. Mr. Milchovich’s options vest as follows: 20,849 shares vest on the date of grant (September 24, 2002) and 20,833 shares vest on the first day of each successive month through and including August 1, 2006. For Mr. Doyle and Mr. Cherry, one-fifth of the options become exercisable after one year, two-fifths become exercisable after two years, three-fifths after three years, four-fifths after four years and all of the options become exercisable after five years.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value (1) ($)

R.J. Milchovich	1,000,000	27.8%	$1.64	9/24/2012	$1,110,000
J.T. Doyle	300,000	8.3%	$1.87	7/15/2012	$375,000
B.H. Cherry	255,000	7.1%	$1.49	11/4/2012	$257,550
T.R. O’Brien	165,875	4.6%	$1.64	9/24/2012	$184,121
R.D. Iseman	142,180	3.9%	$1.64	9/24/2012	$157,820
G.A. Renaud	0	0%	$0	—	$0
H.E. Bartoli	0	0%	$0	—	$0

(1)
Based on the Black-Scholes options pricing model, using the following assumptions: (i) the option exercise price as shown in the table is the average of the high and low price of the shares on the date that the option was issued, (ii) the dividend yield of the shares was based upon the payout per share divided by the share price on the date the option was issued, (iii) the expected term of the options is five years from the date of issue, (iv) the risk free rate of return for each option was determined as the interest rate on the date that the option was issued, on Treasury securities with a maturity equal to the expected term of the option, and (v) the expected volatility of the shares was calculated empirically for each option using weekly Foster Wheeler share pricing data for the 5 years immediately preceding the date that the option was issued. The values shown are theoretical and do not necessarily reflect the actual values the recipients may eventually realize. Any actual value to the officer or other employee will depend on the extent to which market value of the Company’s common shares at a future date exceeds the exercise price.

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Aggregate Options Exercises

The following table sets forth, for the named individuals, the number of shares of Foster Wheeler common shares acquired upon option exercise during 2002, the value realized (spread between the market price on the date of exercise and the option price) as a result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 27, 2002.

			Number of Securities Underlying Unexercised Options at December 27, 2002 (#)	Value of Unexercised In-the-Money Options at December 27, 2002 ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

R. J. Milchovich	0	0	343,348/1,956,652	$0/$0
J. T. Doyle	0	0	0/300,000	$0/$0
B. H. Cherry	0	0	0/255,000	$0/$0
T. R. O’Brien	0	0	86,667/195,875	$0/$0
R. D. Iseman	0	0	55,000/157,180	$0/$0
G. A. Renaud	0	0	119,819/16,667	$0/$0
H. E. Bartoli	0	0	207,500/0	$0/$0

Long-Term Incentive Plans—Awards in Last Fiscal Year

No long-term incentive cash awards were granted by the Company for the fiscal year 2002. Payments made under the long-term incentive portion of the Company’s former executive compensation plan for prior years are reported in the Summary Compensation Table in the year of payout, if any. Presently, there is no plan which provides for long-term incentive awards.

Defined Benefit Plans

The following table illustrates annual retirement benefits under the Company’s regular and supplementary pension plans, but not including the 401(k) Plan, for executive officers based on the average annual compensation and service shown.

Years of Pension Credited Service After April 1, 1976

Average Annual Compensation in Five Highest Years of the Last Ten Years Preceding Retirement	10	15	20	25

$200,000	$ 40,000	$ 60,000	$ 80,000	$100,000
$300,000	$ 60,000	$ 90,000	$120,000	$150,000
$400,000	$ 80,000	$120,000	$160,000	$200,000
$500,000	$100,000	$150,000	$200,000	$250,000
$600,000	$120,000	$180,000	$240,000	$300,000
$700,000	$140,000	$210,000	$280,000	$350,000

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Years of Pension Credited Service after April 1, 1976

For service after April 1, 1976, the retirement benefit is based on average annual compensation (which would include amounts in the ‘‘Salary,’’ ‘‘Bonus’’ and ‘‘Long-Term Incentive Payouts’’ columns in the Summary Compensation Table which appears earlier in this proxy statement) during the five highest years in the last ten years of employment. The Company’s pension is noncontributory. The benefits in the foregoing table are computed as a straight life annuity payable at normal retirement age and are subject to deduction for (a) the annuity equivalent of the Company provided accumulated contributions under the Company’s 401(k) Plan, and (b) one-half of the Supplemental Employee Retirement Plan (‘‘SERP’’) participant’s age 65 social security benefit determined as of the participant’s date of retirement. The credited years of service after April 1, 1976, (limited to a maximum of 30 years) assuming retirement at the normal retirement age of 65 for the current executives named in the Summary Compensation Table are as follows: T.R. O’Brien—10 years and R.D. Iseman—25 years. The credited years of service after April 1, 1976 for the former executives through December 31, 2002 are as follows: G.A. Renaud—3 years and H.E. Bartoli—10 years. Mr. Milchovich’s, Mr. Doyle’s and Mr. Cherry’s retirement benefits are not included in this table. Mr. Milchovich’s pension arrangements are described later in this proxy statement in the section titled “Employment Agreements and Termination of Employment and Change-in-Control Arrangements”.

Mr. Doyle and Mr. Cherry participate in the Cash Balance Feature of the Company’s Retirement Plan, which is applicable to all employees hired after January 1, 1999. For each year in which a participant receives a year of credited service a Pay Credit is earned. Both Messrs. Cherry and Doyle will receive a Pay Credit of 6% of their Pensionable Compensation for each year of Credited Service (1,000 hours of paid Compensation). Neither will receive a credit for 2002 as they did not earn a year of Credited Service for the year. Mr. Doyle’s normal retirement date is August 1, 2012 and it is estimated that he would earn 10 years of credited service. Since Mr. Cherry was hired after reaching age 60, his normal retirement date is the first month following the month he attains five years of credited service, which is estimated to be July 1, 2007.

Performance Graph

Comparison of Five-Year Cumulative Total Return

The following line graph compares the five-year cumulative total shareholder return of (i) Foster Wheeler Ltd. common shares, (ii) the S&P Small Cap 600 Index(1), and (iii) an industry peer group index that consists of several companies (the ‘‘Peer Group’’) (2).

In the preparation of the line graph, we used the following assumptions: (i) $100 was invested on December 26, 1997 in Foster Wheeler common shares, the S&P Small Cap 600 Index, and the Peer Group, (ii) dividends were reinvested, and (iii) the investment is weighted on the basis of market capitalization.

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	Years Ending
	Dec. 97	Dec. 98	Dec. 99	Dec. 2000	Dec. 2001	Dec. 2002

Foster Wheeler	100	50.75	35.63	21.96	19.76	5.19
S&P Small Cap 600	100	97.54	114.17	127.64	137.13	115.93
Peer Group (2)	100	100.54	85.00	86.93	96.58	88.14

(1)	On January 16, 2002, the Company was removed from the S&P Small Cap 600 Index.
(2)
The following companies comprise the Peer Group: Fluor Corporation, Foster Wheeler Ltd., Jacobs Engineering Group Inc., Washington Group International, Inc. (formerly Morrison Knudsen), and McDermott International, Inc. On January 25, 2003, Washington Group International, Inc. emerged from Chapter 11 Bankruptcy protection and under the Plan of Reorganization Washington Group’s old common stock (WNGXQ) was canceled and new common stock was issued and distributed to lenders and creditors in accordance with the Plan. This group consists of companies that were compiled by the Company in 1996 and have been used since that time.

Employment Agreements and Termination of Employment and Change-in-Control Arrangements

Employment Agreements

Raymond J. Milchovich Employment Agreement

Mr. Milchovich entered into an employment agreement with the Company effective October 22, 2001 which expires on October 21, 2006. Mr. Milchovich serves as Chairman, President and Chief Executive Officer of the Company. Mr. Milchovich’s current base salary is $873,600. Pursuant to terms

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of the agreement, his salary is reviewed on each anniversary date with increases on such date or other agreed date to be not less than the average increase for the Company’s salaried workforce.

Mr. Milchovich’s agreement establishes an annual target bonus equal to 80% of base salary which will be payable should the Company achieve 100% of target objectives which are approved by the Compensation Committee of the board of directors. Based on reaching objectives which are significantly beyond expectations as agreed by the Compensation Committee, he may receive an award of up to three times the aforementioned target.

Under the terms of his employment agreement, Mr. Milchovich received an option to purchase 1,300,000 common shares of the Company. These were granted at an exercise price of $4.985 and vest 20% each year over the term of the agreement. Pursuant to an amendment to the agreement dated September 13, 2002, additional options that would have been granted to Mr. Milchovich on the first and second anniversaries of his employment were accelerated and granted September 24, 2002. The amended grant was for an option to purchase a number of shares such that the Black Scholes value of the option on the grant date equaled $5 million; provided that the number of shares was not less than 700,000 or more than 1,000,000. Based on the calculation, Mr. Milchovich received an option to purchase 1,000,000 common shares of the Company at an exercise price of $1.64. A portion of the option representing one-forty-eighth (1/48) of the number of shares represented by such option vested on the date of grant and on the first day of each successive month thereafter. The option exercise price is equal to the median of the high and low price of the Company’s common stock on the grant date.

Mr. Milchovich received a signing bonus in the amount of $500,000 on October 22, 2001. In the event he voluntarily terminated employment without “good” reason or was terminated by the Company for “cause” (both as defined in the agreement) prior to his first anniversary date, he would have been required to repay to the Company the after-tax amount of this payment.

Mr. Milchovich’s agreement provides that the Company will pay to Mr. Milchovich a retirement benefit equal to the projected retirement benefit he would have received at the end of the five-year term had he remained with his previous employer less any benefit he actually receives from his previous employer at termination therefrom. Under the agreement, the total obligation of the Company was limited to $4.333 million, which was supported by a Letter of Credit funded 50% upon the effective date of the agreement and in quarterly increments thereafter. Pursuant to an amendment to the agreement dated January 23, 2003, the Company terminated the Letter of Credit effective February 6, 2003. Prior to the termination of the Letter of Credit on February 6, 2003, Mr. Milchovich drew under such Letter of Credit a single lump sum payment of $756,385.89, which represented the retirement benefit earned to date, less all applicable withholding taxes by the Company. Beginning on April 21, 2003, on the twenty-first day of each calendar quarter, Mr. Milchovich is entitled to receive a lump sum payment of $216,500 less applicable withholding taxes. Under the amended agreement, the total obligation of the Company is limited to $3,247,500. The benefit is vested and payable to Mr. Milchovich upon termination of employment by the Company without cause, or upon termination of employment by Mr. Milchovich for good reason or because of death or disability. The Company’s obligation will be supported by an irrevocable direct pay letter of credit made in quarterly increments.

Upon termination of employment by the Company without cause, by Mr. Milchovich for good reason, or because of death or disability, Mr. Milchovich is entitled to receive a single lump sum payment of the unpaid balance of the Company’s obligation under the amended agreement and may immediately draw upon the letter of credit for the quarterly installment payment then due. In the event Mr. Milchovich separates from employment before the fifth anniversary of the date of this agreement, Mr. Milchovich’s employment is terminated with cause or Mr. Milchovich terminates his employment without good reason,

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Mr. Milchovich would be required to promptly repay the gross amount of the payments made to him in a single lump sum payment.

The agreement provides that in the event of termination during the term by the Company without cause or by the executive for good reason or by virtue of the executive’s death or by virtue of continuing disability, the Company will continue payments on a monthly basis for 24 months in an amount equal to the base salary plus the target bonus opportunity. In the case of disability such payments would be offset by any insurance payments that may be due. Further, any granted but unexercised stock options shall become vested and exercisable for the period commencing the date of termination through the second anniversary thereof.

In the event of Change of Control as defined in the agreement, Mr. Milchovich shall be entitled to a lump sum payment equal to three years’ salary plus target bonus, continuation of health and welfare benefits plus perquisites for a three-year period, vesting of any granted but unexercised stock options with such options remaining exercisable through the second anniversary of termination, the payment for executive outplacement services, and a “gross up” payment to reimburse the executive for any excise tax which may be imposed as a result of such payment.

Finally, the agreement provided for Mr. Milchovich to receive relocation assistance to the New Jersey area including an equity buyout related to his home so as to expedite the relocation process.

Employment Agreement for Joseph T. Doyle

Mr. Doyle entered into an employment agreement as the Company’s Chief Financial Officer effective July 15, 2002 and expiring on July 15, 2007. Pursuant to the terms of the agreement, Mr. Doyle is entitled to a base salary of $425,000 to be reviewed by the CEO on each anniversary date or other appropriate date when the salaries of executives at the executive’s level are normally reviewed.

Under the terms of the agreement, Mr. Doyle received an option to purchase 300,000 common shares of the Company. On the first and second anniversaries of the agreement, the Company will grant Mr. Doyle an option to purchase an additional 62,500 common shares of the Company. The exercise price will be equal to the mean of the high and low price of the stock on the date of grant. One-fifth of the options become exercisable after one year, two-fifths become exercisable after two years, three-fifths after three years, four-fifths after four years and all of the options are exercisable after five years.

Mr. Doyle received a signing bonus in the amount of $100,000 on July 16, 2002. In the event he were to voluntarily terminate employment without “good” reason or be terminated by the Company for “cause” (both as defined in the agreement) prior to his first anniversary date, he would be required to repay the after-tax amount of this payment.

Mr. Doyle also is entitled to receive certain perquisites, including a Company automobile, reimbursement net of taxes of annual financial planning services, reimbursement on a one-term basis for legal expenses associated with estate planning, a facsimile machine at his home, an annual physical examination and reasonable initiation and annual fees for club membership for Company business.

The agreement provides that in the event of any termination of Mr. Doyle’s employment, Mr. Doyle will be entitled to receive the following amounts: (a) Mr. Doyle’s annual base salary through the date of termination, (b) a balance of any earned but as yet unpaid annual bonus, (c) accrued but unpaid vacation pay, (d) any vested but not forfeited benefits to the date of termination under the employee benefit plans, and (e) continuation of certain employee benefits.

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The agreement also provides that in the event of termination of employment during the term by the Company without cause or by Mr. Doyle for good reason or by virtue of Mr. Doyle’s death or continuing disability, the Company will continue payments on a monthly basis for two years in an amount equal to the base salary, plus the target bonus opportunity under the Company’s annual incentive program, plus continued employee benefits and perquisites. Further, in the event of termination of employment by the Company without cause or by Mr. Doyle for good reason within one year of the termination or retirement of the CEO who is CEO on the effective date, any granted but unexercised stock options shall become vested and exercisable for the period of two years commencing the date of termination.

The agreement provided for Mr. Doyle to receive relocation assistance to the New Jersey area.

Employment Agreement for Bernard H. Cherry

Mr. Cherry entered into an employment agreement with the Company effective September 23, 2002, which expires upon the occurrence of his death, physical or mental disability or notice of termination for cause. Mr. Cherry will serve as President and Chief Executive Officer of Foster Wheeler Power Group, Inc. Pursuant to the terms of the agreement, Mr. Cherry is entitled to a base salary of $450,000 to be reviewed by the Company on each anniversary date or other appropriate date when the salaries of executives at the executive’s level are normally reviewed.

Under the terms of the agreement, Mr. Cherry received an option to purchase 255,000 common shares of the Company on November 4, 2002. These options will vest one fifth on each anniversary date of grant. In addition, upon the first anniversary of the effective date, he will be granted an option to purchase 100,000 shares of common shares. One-fifth of these options become exercisable after one year, two-fifths become exercisable after two years, three-fifths after three years, four-fifths after four years and all of the options are exercisable after five years. The exercise price is equal to the mean of the high and low price of the stock on the New York Stock Exchange on the date of grant.

Mr. Cherry received a signing bonus in the amount of $500,000 on October 10, 2002. In the event he were to voluntarily terminate employment without “good” reason or be terminated by the Company for “cause” (both as defined in the agreement) prior to his first anniversary date, he would repay to the Company the after-tax amount of this payment.

Mr. Cherry is entitled to receive certain perquisites, including a Company automobile, annual financial planning services, reimbursement on a one-term basis for legal expenses associated with estate planning, a facsimile machine at his home and an annual physical examination.

The agreement provides that in the event of any termination of Mr. Cherry’s employment, Mr. Cherry will be entitled to receive the following amounts: (a) Mr. Cherry’s annual base salary through the date of termination, (b) a balance of any earned but as yet unpaid annual bonus, (c) accrued but unpaid vacation pay, (d) any vested but not forfeited benefits to the date of termination under the employee benefit plans, (e) vested stock options, and (f) continuation of certain employee benefits.

In addition, the agreement provides that in the event of termination of employment during the term by the Company without cause or by Mr. Cherry for good reason, the Company will continue payments on a monthly basis for twenty-four months in an amount equal to the base salary at the rate in effect on the date of termination plus the target bonus opportunity under the Company’s annual incentive program and payable at the time the Company pays bonuses to other participants in such program. Further, in the event of termination of employment by the Company without cause or by Mr. Cherry for good reason within one year of the termination or retirement of the chairman of the Board of Directors

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who is chairman on the effective date, any granted but unexercised stock options shall become vested and exercisable for the period of two years commencing the date of termination.

The agreement provided for Mr. Cherry to receive relocation assistance to the New Jersey area.

Employment Agreements for Thomas R. O’Brien and Robert D. Iseman

Mr. O’Brien entered into an employment agreement with the Company effective September 10, 2002, which expires upon the occurrence of death, physical or mental disability or notice of termination for cause. Mr. O’Brien will serve as General Counsel and Senior Vice President of the Company. Pursuant to the terms of the agreement, Mr. O’Brien is entitled to a base salary of $338,000 to be reviewed on each anniversary date or other appropriate date when the salaries of executives at the executive’s level are normally reviewed. Mr. O’Brien is eligible to participate in the Company’s annual incentive program and is eligible for annual stock option grants.

Mr. Iseman entered into an employment agreement with the Company effective September 10, 2002, which expires upon the occurrence of death, physical or mental disability or notice of termination for cause. Mr. Iseman will serve as Vice President of the Company. Pursuant to the terms of the agreement, Mr. Iseman is entitled to a base salary of $300,000, commencing on September 10, 2002, to be reviewed on each anniversary date or other appropriate date when the salaries of executives at the executive’s level are normally reviewed. Mr. Iseman is eligible to participate in the Company’s annual incentive program and is eligible for annual stock option grants.

Each of Mr. O’Brien’s and Mr. Iseman’s agreement provides that in the event of any termination of employment, the executive will be entitled to receive the following amounts: (a) annual base salary through the date of termination, (b) a balance of any awarded but as yet unpaid annual bonus, (c) accrued but unused vacation pay, (d) any vested but not forfeited benefits to the date of termination under the employee benefit plans, and (e) benefit continuation provided for in the Company’s employee benefit plans.

In addition, the agreement provides that in the event of termination during the term by the Company without cause or by the executive for good reason, the Company will also provide to the executive (a) the base salary at the rate in effect on the date of termination payable on a monthly basis for twenty-four months, (b) the target bonus opportunity under the Company’s annual incentive program and payable at the time the Company pays bonuses to other participants in such program, (c) two additional years of age and service to be credited under the Company’s pension plan and supplemental pension plan, (d) continued employee health and welfare benefit plan coverage for two years, (e) removal of all restrictions from restricted stock, (f) vesting of stock options and (g) outplacement services.

Retention Awards

On February 28, 2003, the Board of Directors approved grants of retention awards to twenty-four employees, including awards to Messrs. Milchovich, Doyle, O’Brien and Iseman in the amounts of $838,700, $79,600, $84,500, and $83,200, respectively. The awards are intended to encourage this group of highly performing employees to remain with the Company. Thirty-five percent of each award will be paid on March 27, 2003, with the remaining portion of the award deferred until January 31, 2004. A multiplier of one hundred and twenty-five percent will be applied to the deferred amount to compensate for the unsecured nature of the deferred payment and to provide an increased retention incentive.

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Termination Agreements

Separation from Employment Agreements for Gilles Renaud and Henry E. Bartoli

The Company and Mr. Renaud entered into a Separation from Employment Agreement effective May 21, 2002, to terminate Mr. Renaud’s employment as Senior Vice President and Chief Financial Officer of the Company. Under the terms of this agreement, Mr. Renaud is entitled to (a) his base salary payable in installments for 104 weeks, (b) an annual bonus of $160,000 for the calendar years 2002 and 2003 to be paid at the same time as annual bonuses are normally paid to senior executives of the Company, but in no event later than February 28, 2003 and February 28, 2004, respectively, (c) continued employee health plan benefits for three years after the date of separation, (d) a payment of $98,970 made on July 16, 2002 representing the present value (at the time of separation) of Mr. Renaud’s accrued benefit under the pension plan, (e) removal of all restrictions from restricted stock and the vesting of all stock options, (f) continued use of a Company-leased automobile for twenty-four months from Mr. Renaud’s separation date and (g) $11,000 on or before July 15, 2002 for estate planning and financial planning services provided to the Company. All other benefits received were per normal Company policy and practice relative to its separation from employment arrangements.

The Company and Mr. Bartoli entered into a Separation from Employment Agreement effective April 15, 2002, and revised as of April 17, 2002, to terminate Mr. Bartoli’s employment as Senior Vice President of the Company. Under the terms of this agreement, the Company will provide to Mr. Bartoli (a) his base salary payable in installments for 104 weeks, (b) continued employee health plan benefits for two years after the date of separation, (c) credit for both age and service during the salary continuation period under employee benefit plans, including the pension plan and the SERP plan, (d) removal of all restrictions from restricted stock and the vesting of all stock options, (e) use of a Company-leased automobile for one year, (f) payment for accrued but unpaid vacation time, (g) outplacement services and (h) eligibility to receive a bonus for calendar years 2002 and 2003. All other benefits received were per normal Company policy and practice relative to its separation from employment arrangements.

These agreements also provided that Messrs. Renaud and Bartoli would not enter into post-employment competitive activities for a period of 12 months, solicit any of the Company’s customers for a period of 12 months, solicit any of the Company’s employees for a period of 24 months or disclose proprietary information, confidential business information and trade secrets of the Company. In addition, these agreements provided that Messrs. Renaud and Bartoli will provide reasonable cooperation and assistance to the Company with respect to areas and matters in which they were involved, for which each of Messrs. Renaud and Bartoli will be reimbursed for out-of-pocket expenses and after May 21, 2004 and April 15, 2004, respectively, will receive a payment of $200 per hour.

Change-in-Control Arrangements

There are currently in effect change of control employment agreements (the ‘‘Agreements’’) with the following officers who are named in the Summary Compensation Table: Messrs. Thomas R. O’Brien, Robert D. Iseman, Bernard H. Cherry, and Joseph T. Doyle. The Agreements with Messrs. O’Brien, and Iseman were entered into on May 25, 2001. The Agreements with Messrs. Cherry and Doyle were entered into on November 4, 2002 and July 15, 2002, respectively. The Agreements provide that if, within three years of a ‘‘change of control’’, as defined in the Agreements, Foster Wheeler Inc. terminates an Executive’s employment other than for ‘‘cause’’ (defined as failure to perform the Executive’s duties or engaging in illegal or gross misconduct) or disability or if the Executive terminates employment for ‘‘good reason,’’ (defined as diminution of duties or responsibilities, Foster Wheeler Inc.’s failure to compensate the Executive, a change in workplace, Foster Wheeler Inc.’s purported termination of the Agreements or failure to comply with the Agreements), the Executive will be entitled to receive a lump sum cash payment of the following amounts: (a) the Executive’s base salary through the date of

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termination, plus (b) a proportionate annual bonus, plus (c) unpaid deferred compensation and vacation pay. With respect to the agreements with Messrs. O’Brien and Iseman, Messrs. O’Brien and Iseman will also be entitled to receive a lump sum cash payment of three times the sum of the Executive’s base salary and the highest annual bonus and the highest long-term bonus for any of the most recent three cycles completed before the change of control. With respect to the agreements with Messrs. Cherry and Doyle, Messrs. Cherry and Doyle will be entitled to receive a lump sum cash payment of three times the sum of the Executive’s base salary and the highest annual bonus.

The Agreements also provide for a five-year continuation of certain employee welfare benefits and a lump sum payment equal to the actuarial value of the service credit under Foster Wheeler Inc.’s qualified and supplemental retirement plans the Executive would have received if the Executive had remained employed for three years after the date of the Executive’s termination. Foster Wheeler Inc. will also provide the Executive with outplacement services. Finally, the Executive may tender restricted stock (whether vested or not) in exchange for cash. However, if any payments to the Executive, whether under the Agreements or otherwise, would be subject to the ‘‘golden parachute’’ excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, Foster Wheeler Inc. will make an additional payment to put the Executive in the same after-tax position as if no excise tax had been imposed. Any legal fees and expenses arising in connection with any dispute under the Agreements will be paid by Foster Wheeler Inc. In addition, these Agreements also provide that after termination of employment with the Company, the Executives will not, without the prior written consent of the Company, disclose any secret or confidential information, knowledge or data relating to the Company to anyone other than the Company and persons designated by the Company.

Under the 1995 Stock Option Plan of Foster Wheeler Inc., the Executive has the right to surrender his or her option to Foster Wheeler Inc. and receive, in cash, the difference between the fair market value of the shares covered by the option and the exercise price of the option.

Compensation Committee Interlocks and Insider Participation

The following directors served on the Compensation Committee during the last fiscal year: Messrs. Joseph J. Melone, Chairman, Eugene D. Atkinson, David J. Farris, Ms. Martha Clark Goss and Mr. John E. Stuart. None of the members of the Compensation Committee are former or current officers or employees of Foster Wheeler or any of its subsidiaries.

ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the board of directors has selected PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 26, 2003, subject to ratification by the shareholders. A representative of PricewaterhouseCoopers LLP will attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

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PROPOSALS OF SHAREHOLDERS FOR THE 2004 ANNUAL MEETING

Under the bye-laws of Foster Wheeler, shareholders who wish to nominate persons for election to the board of directors must submit their nominations to the Company no later than December 5, 2003 to be considered at the 2004 Annual Meeting of Shareholders. Nominations must include certain information concerning the nominee and the proponent’s ownership of common shares of Foster Wheeler. Nominations not meeting these requirements will not be entertained at the annual meeting. The Secretary of Foster Wheeler Ltd. should be contacted in writing at Perryville Corporate Park, Clinton, New Jersey 08809-4000 to submit a nomination or to obtain additional information as to the proper form of a nomination.

In addition, any other proposal by a shareholder intended to be presented or for consideration at the 2004 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than December 5, 2003, to be included in the proxy materials relating to that meeting. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by Foster Wheeler for the annual meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement. In any event, all shareholder proposals to be presented for consideration at the 2004 Annual Meeting of Shareholders must be received by the Secretary of Foster Wheeler no later than February 19, 2004.

The board of directors of Foster Wheeler is not aware of any matters that are expected to come before the annual meeting other than those referred to in this proxy statement. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors

LISA FRIES GARDNER
Vice President and Secretary
April 4, 2003

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APPENDIX A

FOSTER WHEELER LTD.

AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of Foster Wheeler Ltd. (the “Company) shall appoint the Audit Committee (the “Audit Committee”) which shall be constituted and have the responsibility and authority as described herein.

RESPONSIBILITY
The Audit Committee shall provide advice and counsel to management regarding, and assist the Board in the oversight of (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independence and qualifications of the Company’s independent auditors and (4) the performance of the Company’s internal audit function and the Company’s independent auditors.

Notwithstanding the foregoing, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.

MEMBERSHIP
The Board shall appoint the members of the Audit Committee on the recommendation of the Governance and Nominating Committee. Audit Committee members may be replaced by the Board. The Chairperson of the Audit Committee shall be appointed by the Board.

The members of the Audit Committee, including any alternate director appointed pursuant to Section12 of the Bye-Laws, shall meet the applicable size, independence, experience and financial expertise requirements of the Company’s Bye-Laws, the New York Stock Exchange and any other applicable law or regulatory requirements. At least one member of the Audit Committee shall be a financial expert as defined by the Securities and Exchange Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

No member of the Audit Committee may receive any consulting, advisory or compensatory fee from the Company other than (1) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors, (2) a pension or other deferred compensation for prior service that is not contingent on future service, and (3) any other regular benefits that other directors receive.

AUTHORITY
1.	The Audit Committee shall have the sole authority to appoint and replace the Company’s independent auditors (subject to shareholder ratification). The Audit Committee shall

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have sole authority to approve and authorize the compensation of the independent auditors.
2.
The Audit Committee shall be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

3.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain, oversee, and determine the fees and other retention terms of special legal, accounting or other consultants to advise the Audit Committee.

4.
The Audit Committee shall have free and confidential access at any time to any officer or employee of the Company or the Company’s independent auditor or outside counsel or anyone the Audit Committee deems necessary or appropriate to its review and oversight of the Company’s financial reporting process, internal controls and independent auditors.

In carrying out its responsibilities, the Audit Committee shall undertake the following activities:

INDEPENDENT AUDIT
1.	Appoint the independent auditor to audit the financial statements of the Company. Such independent auditor shall report directly to the Audit Committee.
2.
Ensure that the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit are rotated at least every five years, as required by the Company’s Bye-Laws, the New York Stock Exchange or any other applicable law or regulatory requirements.

3.	Discuss with the independent auditors any material communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.
4.
Discuss with the independent auditors any accounting adjustments that were noted or proposed by the independent auditor but were not reflected in the financial statements of the Company (as immaterial or otherwise).

5.
At least annually, evaluate the performance, qualifications and independence of the independent auditor and, if necessary, replace the independent auditor. Obtain and review written periodic reports at least annually from the independent auditor describing (a) the auditing firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal-quality control review, or peer review, of the auditing firm, or by an inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with such issues.

6.
Pre-approve all audit services, engagement fees and terms for the independent auditor. Pre-approve all non-audit services, engagement fees and terms for the independent auditor. If non-audit services have not been pre-approved, approve such services to the extent permitted by the Company’s Bye-Laws, the New York Stock Exchange and any other applicable law or regulatory requirements. The Audit Committee may form subcommittees of one or more members and delegate to such subcommittees the authority to pre-approve such audit and permitted non-audit services between regularly scheduled meetings provided that such delegated pre-approvals are reported to the full Audit Committee at the next scheduled Audit Committee meeting.

7.	Obtain and review written periodic reports at least annually from the independent auditor delineating all relationships between the independent auditor and the Company. This

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report shall be consistent with the requirements of the Independence Standards Board (currently, Standard No. 1 regarding independence discussions with Audit Committees) regarding the auditor’s independence. The Audit Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if necessary, take appropriate action to insure that the Company has an auditor that is independent in fact.

8.	Meet with the independent auditor prior to the audit to review the planning of the audit including scope, staffing, locations, reliance on management and general audit approach.
9.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter and resolve any disputes between management and the independent auditor.

10.
Obtain and review reports from the independent auditor or other material written communications between management and the independent auditor such as any management letter or schedule of unadjusted differences.

11.
Discuss with the independent auditor the required communications with audit committees as prescribed by the Auditing Standards Board. (currently, Statement No. 1 regarding communication with the audit committees).

12.
Discuss with the independent auditor whether it has identified the existence of any issues of the type described in Section 10A(b) of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

13.	Establish clear policies for the Company regarding the hiring of employees or former employees of the independent auditors.

FINANCIAL REPORTING
1.
Review and discuss with management and the independent auditor the Company’s annual audited financial statements and the report thereon and the Company’s quarterly financial statements (including, without limitation, footnotes and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). With respect to the annual audited financial statements, such review shall take place prior to their publication and the Audit Committee shall recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K.

2.
Review with management and the independent auditor the Company’s earnings press releases prior to their release to the public, including the “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. The chair of the Audit Committee or any “financial expert” on the Audit Committee may represent the entire Audit Committee for purposes of this review.

3.
Discuss with management and the independent auditors any significant issues regarding accounting principles, practices and judgments made in connection with the preparation of the Company’s financial statements. Obtain and review a report from the independent auditors regarding all critical accounting policies and practices used in the Company’s financial statements including major changes thereto and including also: (a) all alternative treatments of financial information within GAAP that have been discussed with management, (b) the ramifications of the use of such alternative treatments, and (c) information concerning the use of alternative treatments by other public companies particularly those in the Company’s industry or comparable industries.

4.	Review with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit or the review of the quarterly

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financial statements as included in the Form 10-Q, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant agreements with management.

5.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

INTERNAL AUDIT
1.	Review and approve the appointment of the Internal Auditors.
2.	Periodically review the internal audit function, its performance, audit risk considerations and areas of audit emphasis.
3.	Obtain and review periodic reports on the internal auditor’s significant recommendations to management and management’s responses, particularly with respect to identified audit risk considerations.
4.	Discuss with the independent auditor and management the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

INTERNAL AND DISCLOSURE CONTROLS
1.	Review the Company’s disclosure controls and procedures, and management’s assessment thereof.

2.
Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Form 10-K and Form 10-Q about (a) any significant deficiencies in the design or operation of internal controls, which could adversely affect the Company’s ability to record, process, summarize, and report financial data, or any material weaknesses in internal controls and (b) any fraud involving management or other employees who have a significant role in the Company’s internal controls.

3.
Obtain and review periodic reports at least annually from management and the independent auditors assessing the effectiveness of the Company’s internal control structure and procedures for financial reporting, including: (a) all significant deficiencies or material weaknesses in the design or operation of internal controls, (b) any fraud, whether or not material, that involves management or other employees having a significant role in the internal controls, (c) all significant changes to internal controls, including corrective actions, since the last report to the Audit Committee.

OTHER CONTROL ISSUES
1.
Meet at least annually with the Company’s management (including the Chief Financial Officer, Controller, the Treasurer and the Chief Compliance Officer), the Internal Auditors and the independent auditor in separate private sessions.

2.	Review with the Company’s General Counsel legal matters, including significant litigation and regulatory matters, that may have a material impact on the financial statements.
3.	Receive periodic reports from the director of the Corporate Project Risk Management Group.
4.	Receive periodic reports from the Chief Compliance Officer regarding the status of the Company’s Compliance Program and ensure that the Chief Compliance Officer obtains

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annual compliance program certificates from executive officers of the Company’s subsidiaries.
5.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls and auditing matters.
6.	Establish procedures for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.
7.
Review and discuss at least annually with management, the Internal Auditors and the independent auditors (1) the Company’s policies with respect to risk assessment and risk management, (2) the Company’s major financial risk exposures, and (3) steps management has taken to monitor and control such exposures.

8.	Review the Company’s tax planning efforts, taxing authority developments, pending audits, and the adequacy of tax reserves.
9.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

COMMITTEE REPORTS AND ASSESSMENTS
1.	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
2.	Prepare the required written confirmation to the New York Stock Exchange at least once a year or upon any changes to the composition of the Audit Committee.
3.	Present any conclusions with respect to the annual assessment of the independent auditors to the Board.
4.	Review and reassess the adequacy of this Charter annually and submit any changes to the Board for approval.
5.	Conduct an evaluation of the Audit Committee’s performance at least annually.
6.
Report regularly to the Board of significant developments in the course of performing the above responsibilities and duties, including reviewing with the full Board any issues that arise with respect to the quality or integrity of the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

MEETINGS
1.
A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business, subject to the provisions of Section 12 of the Company’s Bye-Laws regarding the appointment of an alternate director to act in the place of any absent Audit Committee member.

2.	The vote of a majority of the members present at any meeting at which a quorum is present shall be the act of the Audit Committee.
3.	The Audit Committee shall meet at least once every fiscal quarter or more frequently as circumstances require.

MINUTES AND REPORTING
The Audit Committee Chairman shall make regular reports to the Board. Minutes of each Audit Committee meeting are to be prepared by the Secretary of the Company and copies sent to Audit Committee members with the original filed in the corporate archives.

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SCHEDULE
The Audit Committee shall meet a minimum of four times per year or more frequently if circumstances dictate. The Audit Committee Chairman shall have the authority to call a special meeting of the Audit Committee whenever he or she deems such meeting necessary.

Approved by the Board of Directors
January 28, 2003

FOSTER WHEELER LTD.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF
SHAREHOLDERS ON APRIL 29, 2003

      The undersigned hereby appoints Raymond J. Milchovich, Thomas R. O’Brien and Lisa Fries Gardner, each with power to act without the other and with full power of substitution, as proxies to represent and to vote, as indicated on the reverse side of this card, all common shares of Foster Wheeler Ltd. held of record in the name of the undersigned at the Annual Meeting of Shareholders to be held at the offices of Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey at 9:30 a.m. on Tuesday, April 29, 2003 or any adjournments thereof.

      The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no specific direction is given, the shares represented by this proxy will be voted to approve the proposals listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting or adjournments thereof.

(Continued, and to be marked, signed and dated on the reverse side)

Address Change (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

ADMISSION TICKET

DIRECTIONS TO FOSTER WHEELER LTD.
Perryville Corporate Park
Clinton, NJ

FROM:

I-78 WEST: Take Route 78 West to Exit 12 (Jutland, Norton). Make a left off the exit ramp and go to the traffic light. Make a left at the light, over Route 78. Make a right at the first light (Frontage Road). Perryville Corporate Park is one half mile on the left. Use the second driveway on the left and follow the signs for annual meeting parking.

I-287 NORTH TO SOUTH: Follow Route 287 South to Exit 21B (Clinton) which will be Route 78 West. Follow the directions from I-78 West above.

I-287 SOUTH TO NORTH: Follow Route 287 North and follow the signs for I-78 West, then follow the directions from I-78 West above.

LIVINGSTON - FLORHAM PARK AREA: Take Route 24 West to the end (staying left) and follow signs for I-287 South-Somerville, then follow directions from Route I-287 North to South.

GARDEN STATE PARKWAY NORTH OR SOUTH: Take the Garden State Parkway to Exit 142. Follow the signs for I-78 West, then follow the directions from I-78 West above.

PHILLIPSBURG, ALLENTOWN AND EASTON: Take Route 22 East and go over the Phillipsburg Bridge, stay on Route 22 through Phillipsburg bearing right on Route 22 to I-78 East. Stay on I-78 East to Exit 11 (W. Portal, Pattenburg). Go straight through the traffic light at the end of the exit ramp. Bear left at fork. Perryville Corporate Park entrance is one half mile on the right. Use the first driveway on the right and follow the signs for annual meeting parking.

THIS TICKET IS NOT TRANSFERABLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.	Please Mark Here for Address Change

SEE REVERSE SIDE
Item 1. Election of three directors.			FOR	WITHHOLD AUTHORITY for all

Nominees are:	01 John P. Clancey 02 John E. Stuart 03 James D. Woods
By checking the box to the right, I consent to future access of the annual report, proxy statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility. Please disregard if you have previously provided your consent decision.

To withhold authority to vote for any individual nominee, mark a line through the nominee’s name.
		FOR	AGAINST	ABSTAIN	Please mark this box if you plan to attend the Annual Meeting.
Item 2.	To ratify the appointment of independent accountants.

Signature	Signature	Date

NOTE: Please sign your name exactly as it appears above. Joint owners should each sign. When signing as an executor, administrator, personal representative, trustee, etc., please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone
24 Hours a Day, 7 Days a Week

Votes will be accepted via Internet and telephone through 11:00 P.M. Eastern Time on April 28, 2003.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/fwc		Telephone 1-800-435-6710		Mail
Access the above web site to authorize the voting of your shares. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number located in the box below, then follow the simple instructions.	OR	from any touch-tone telephone to authorize the voting of your shares. Have your proxy card in hand when you call. You will be prompted to enter your control number located in the box below, and then follow the instructions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.